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                                                                      Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               --------------------------------------------------



We have issued our report dated February 28, 2000, accompanying the consolidated financial statements included in the Annual Report of Channell Commercial Corporation on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Channell Commercial Corporation on Form S-8 (File No. 333-36097, effective September 19, 1997).


/s/ GRANT THORNTON LLP

Los Angeles, California
February 28, 2000